Exhibit 3.45
Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LKQ PICK YOUR PART CENTRAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF CONVERSION, FILED THE EIGHTH DAY OF MAY, A.D. 2020, AT 1:39 O’CLOCK P.M.
CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF MAY, A.D. 2020, AT 1:39 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LKQ PICK YOUR PART CENTRAL, LLC”.
    /s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7962378 8100H    Authentication: 204909474
SR# 20224074266    Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE LIMITED LIABILITY COMPANY TO
A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT
1.)    The jurisdiction where the Non-Delaware Limited Liability Company first formed is Colorado    .
2.)    The jurisdiction immediately prior to filing this Certificate is Colorado    .
3.)    The date the Non-Delaware Limited Liability Company first formed is 12/21/2006    .
4.)    The name of the Non-Delaware Limited Liability Company immediately prior to filing this Certificate is LKQ Pick Your Part Central, LLC    .
5.)    The name of the Limited Liability Company as set forth in the Certificate of Formation is LKQ Pick Your Part Central, LLC    .
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of May, A.D. 2020.

By: /s/ Carlos M Alvarez Authorized Person Name: Carlos M Alvarez, Special Secretary Print or Type

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY
The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:
1.    The name of the limited liability company is LKQ Pick Your Part Central, LLC
        .
2.    The Registered Office of the limited liability company in the State of Delaware is located at 3411 Silverside Road Tatnall Building #104     (street),
in the City of Wilmington     Zip Code 19810    . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporate Creations Network Inc.
                .

By: /s/ Carlos M Alvarez Authorized Person Name: Carlos M Alvarez, Special Secretary Print or Type